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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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         Filed by the Registrant  [ ]
         Filed by a Party other than the Registrant  [X]

         Check the appropriate box:
         [ ] Preliminary Proxy Statement                      [ ] Confidential.  For use of the Commission Only
                                                                  (as permitted by Rule 14a-6(e)(2))

         [ ] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Community Bancshares, Inc.
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                (Name of Registrant as Specified in Its Charter)

                  Stockholders for Integrity and Responsibility
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4) Proposed maximum aggregate value of transaction:


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         (5) Total fee paid:


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         [ ]  Fee paid previously with preliminary materials.

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         [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1) Amount previously paid:


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         (2) Form, Schedule or Registration Statement no.:


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         (3) Filing Party:


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         (4) Date Filed:


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PROPOSAL #3

Professor Looks at Profits

Benton Gup, a University of Alabama finance professor who holds the Robert Hunt Cochrane/Alabama Banking Chair, said the value of the stock "is not relevant."

"The question is, 'How profitable is the institution?', and that number appears to be low," Gup said. Gup said the return on assets of banks the size of Community Bancshares in the Southeast is 1.21 percent.

"By any measure, (0.67 percent) appears to be low," Gup said.

Patterson said the 0.67 percent number is for the corporation, which has a number of other holdings. The bank group's return on assets is a higher 0.93 percent.

"That's better," Gup said, "but it's still low."

Gup said the bank's expansion mode is not unusual, and he said the average return-on-assets numbers he cited included banks that are expanding.

[from The Huntsville Times, 4/11/99]
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     The Agreements shall include a confidentiality agreement pursuant to which the parties would agree to maintain the confidentiality of the transaction and matters pertaining to the business of the Corporation and its affiliates, except as may be required by law, by regulatory authority and as shall be disclosed to the parties' lawyers and accountants. Breach of the confidentiality provisions would be compensable by payment of $500,000 liquidated damages by the breaching party.

Patterson compared the $38,000 caribou-hunting trip to entertaining clients on the golf course.

"It was good PR," he said.....

[As quoted in the Huntsville Times, 4/11/99]

"We aren't a bunch of insiders out to profit at the expense of shareholders and depositors." -----CEO Kennon Patterson




"They are not conflicts of interest. They are INSIDER TRANSACTIONS, and in our industry the rule is insider transactions must be of at least equal terms and quality of anybody from the outside." -----Ken Patterson, Sr.

[As quoted in the Huntsville Times. 4/11/99]

Community Bancshares, Inc. presented the following letter of intent to R.C. Corr, Jr. and Bryan A. Corr:

                                October 13, 1998


Gentlemen:

     This letter will confirm our agreement in principle regarding the purchase by Community Bancshares, Inc. (the "Corporation"), of all shares of the common stock (the "Shares) of the Corporation issued and held by Oneonta Telephone Company, R.C. Corr, Doris Corr, Bryan and Tina Corr, their children and grandchildren (the "Selling Group"), as stated on the books of the Corporation as of October 13, 1998, as well as any Shares purchased but not yet transferred of record on the Corporation's books. The purchase price for the Shares, to be paid by the Corporation at closing against delivery of certificates therefor properly endorsed, shall be $19.60 per Share. At this date, there are approximately 369,682 Shares that would be purchased as provided herein, for an aggregate purchase price of $7,245,767.20. The Shares shall be delivered free and clear of any lien, claim or encumbrance.

     The transaction would close on or after December 2, 1998, subject to preparation and execution of definitive agreements (the "Agreements") regarding the matters set forth herein. The Agreements shall contain representations, warranties, and covenants customary for transactions of like kind.

     The Agreements shall include a confidentiality agreement pursuant to which the parties would agree to maintain the confidentiality of the transaction and matters pertaining to the business of the Corporation and its affiliates, except as may be required by law, by regulatory authority and as shall be disclosed to the parties' lawyers and accountants. Breach of the confidentiality provisions would be compensable by payment of $500,000 liquidated damages by the breaching party.

     The Agreements shall also contain covenants of the Selling Group to the effect that they will not, for a period of five years from the date of this agreement, purchase or enter into any agreements to purchase, directly or indirectly, any equity securities of the Corporation.

     Closing of the transaction will be subject to customary terms and conditions, including compliance with applicable law and any regulatory requirements, delivery of the Shares free and clear of any claims, liens or encumbrances, and receipt of all required approvals.

     Bryan Corr agrees to resign from all positions he holds with the Corporation, Community Bank and Community Insurance, Inc. His signature below shall constitute and be accepted as his resignation from all such positions, effective immediately.

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     Please indicate your acceptance of the foregoing terms by signing this letter in the place provided below, whereupon the Corporation will instruct its counsel to begin preparation of the Agreements.


                           Community Bancshares, Inc.


                            By:_____________________

                            Title:__________________


Agreed and accepted:


__________________________
R.C. Corr           (date)


__________________________
Bryan Corr          (date)